UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) April 28, 2016

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)   Corning Incorporated (the “Corporation”) held its annual meeting of shareholders on April 28, 2016.

(b)   The Corporation’s shareholders elected all of the nominees for director; ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2016; and approved the advisory vote on executive compensation.

1. Election of Directors:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Donald W. Blair	785,185,305	2,646,233	1,497,112	170,135,851
Stephanie A. Burns	782,677,903	3,644,861	3,005,886	170,135,851
John A. Canning, Jr.	784,227,714	3,404,321	1,696,615	170,135,851
Richard T. Clark	783,735,110	3,949,805	1,643,735	170,135,851
Robert F. Cummings, Jr.	775,966,539	3,656,394	9,705,717	170,135,851
Deborah A. Henretta	784,582,962	3,246,290	1,499,398	170,135,851
Daniel P. Huttenlocher	785,231,348	2,543,997	1,553,305	170,135,851
Kurt M. Landgraf	783,565,751	4,088,502	1,674,397	170,135,851
Kevin J. Martin	784,966,535	2,622,813	1,739,302	170,135,851
Deborah D. Rieman	773,091,412	4,632,889	11,604,349	170,135,851
Hansel E. Tookes II	767,742,230	5,170,571	16,415,849	170,135,851
Wendell P. Weeks	741,832,918	12,812,622	34,683,110	170,135,851
Mark S. Wrighton	785,165,790	2,627,208	1,535,652	170,135,851

2. Ratifying the Appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for 2016:

Votes For	Votes Against	Abstain
945,698,815	11,721,644	2,044,042

3. Approving the Corporation’s Executive Compensation (an advisory, non-binding “Say on Pay” resolution):

Votes For	Votes Against	Abstain	Broker Non-Votes
745,765,204	37,915,832	5,647,614	170,135,851

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Vice President and
Corporate Secretary

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